UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): February 6, 2019

EQUITRANS MIDSTREAM CORPORATION

(Exact name of registrant as specified in its charter)

Pennsylvania	001-38629	83-0516635
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

625 Liberty Avenue, Suite 2000 Pittsburgh, Pennsylvania	15222
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (412) 395-2688

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective February 6, 2019, the Board of Directors (Board) of Equitrans Midstream Corporation (the Company) adopted amended and restated bylaws (the Amended and Restated Bylaws) of the Company.  The Amended and Restated Bylaws amend the following sections of the existing bylaws as described below.

Section 3.01 of the existing bylaws was amended to remove the requirement that the Board hold regular meetings at least six times per year, including immediately after the annual meeting of shareholders, and to provide the Board discretion to designate the number and timing of regular Board meetings.

Section 3.07 of the existing bylaws was amended to change the director mandatory retirement age from 74 to 76 and institute a board service tenure limit of 12 years.

Section 5.01 of the existing bylaws was amended to expand the list of committees which the Board has authority to appoint to include a Health, Safety, Security and Environmental Committee.

The foregoing description of the Amended and Restated Bylaws is qualified in its entirety by reference to the Amended and Restated Bylaws filed as Exhibit 3.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)                                 Exhibits.

Exhibit No.	Description
3.1	Amended and Restated Bylaws of Equitrans Midstream Corporation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EQUITRANS MIDSTREAM CORPORATION

By:	/s/ Kirk R. Oliver
Name:	Kirk R. Oliver
Title:	Senior Vice President and Chief Financial Officer

Date: February 8, 2019